SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of Earliest Event Reported): December 26, 2000



                                 VENTURIAN CORP.
                                 ---------------
               (Exact Name of Registrant as Specified in Charter)



         Minnesota                      0-12117                  41-1460782
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(State or Other Jurisdiction          (Commission             (I.R.S. Employer
     of Incorporation)                File Number)           Identification No.)



                   11111 Excelsior Boulevard, Hopkins MN 55343
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               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (952) 931-2500


                                 Not Applicable
 -------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.
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On December 26, 2000, Venturian Corp. issued the following press release:

        Venturian Corp. Receives Proposal to Purchase Outstanding Shares

               Led by Venturian Chairman & CEO Gary B. Rappaport,
                              Proposal Would Make
                       Venturian a Privately Held Company


HOPKINS, MINN., Dec. 26 /PRNewswire/ -- Venturian Corp. (Nasdaq: VENT) today announced that its Board of Directors has received a proposal from a Stockholder Group headed by Gary B. Rappaport, Venturian's Chairman and Chief Executive Officer. The proposal outlines terms under which the group would take the company private by acquiring those outstanding shares of Venturian it does not already control at a price of $3 per share.

In addition to Rappaport, the Stockholder Group includes Jon Kutler and entities which he controls, J. Stephen Schmidt, Charles Langevin and Melissa Rappaport, all directors of Venturian Corp. The Stockholder Group currently controls about 41 percent of Venturian's approximately 1.3 million outstanding shares of common stock.

The proposed transaction is subject to negotiation of a definitive agreement and the approvals of the Company's Board of Directors, a special committee of independent directors, and a majority of the Company's stockholders. Consummation of the proposed transaction would also be subject to the receipt by the special independent committee of a fairness opinion from its financial advisor, and the satisfaction of any applicable federal or state regulatory requirements. There are no financing contingencies in the proposed transaction, though the offer may be withdrawn if shareholders of more than 10% of the outstanding common stock of the Company assert dissenter's rights. Venturian common stock closed today at $1 5/8.

Venturian Corp., through its wholly-owned subsidiary, Napco International Inc., manufactures and supplies a wide variety of defense-related products to governments and commercial customers around the world.

Forward-looking statements contained in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from those anticipated by the statements made herein. Reference is made to the Company's 1999 Annual Report to Shareholders, which is incorporated herein by reference, for a fuller description of certain of such factors.

For more information, contact Robert Bauer of BlueFire Partners, 612-344-1016, for Venturian Corporation, or Gary B. Rappaport, CEO of Venturian Corporation, 612-931-2420.


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/CONTACT: Robert Bauer of BlueFire Partners, 612-344-1016, for Venturian
Corporation or Gary B. Rappaport, CEO of Venturian Corporation, 612-931-2420/




















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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: January 3, 2001                               VENTURIAN CORP.



                                                    By /s/ Mary F. Jensen
                                                       -------------------------
                                                       Mary F. Jensen
                                                       Controller, Treasurer and
                                                       Chief Financial Officer